UNITED STATES SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

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Pittsburgh & West Virginia Railroad
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Pittsburgh & West Virginia Railroad
55 Edison Avenue, West Babylon, NY 11704
212-750-0373 | www.pwreit.com

Supplement to Proxy Solicitation Statement

Explanatory Note
On April 29, 2011, Pittsburgh & West Virginia Railroad (the “Trust”) filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement describing the matters to be voted upon at our annual meeting of shareholders to be held on May 26, 2011. On May 16, 2011, the Trust filed with the SEC Amendment No. 1 to the Trust’s definitive proxy statement, amending the Trust’s definitive proxy statement filed on April 29, 2011 (together with our definitive proxy statement filed on April 29, 2011, the “First Amended Proxy Statement”).  This Amendment No. 2 to the Trust’s definitive proxy statement further amends the definitive proxy statement and should be read in conjunction with it and Amendment No. 1.  The Trust is aware that Mr. Paul M. Dorsey, a shareholder holding 1,000 common shares of beneficial interest, no par value, filed a preliminary proxy statement on May 11, 2011, proposing an alternative slate to the Trust’s nominees for the Board of Trustees.  You may access the Trust’s filings as well as Mr. Dorsey’s preliminary proxy statement through the website maintained by the SEC at http://www.sec.gov/.

Voting Procedures
The following supplements information previously provided under the heading “Voting.”

Required Vote. The nominees receiving the highest number of votes up to the number of nominee slots to be filled will be elected as trustees.   The ratification of the appointment of Gibbons & Kawash, A.C., requires the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting.

Cumulation of Votes.  With respect to the election of trustees only, you may cumulate your votes and give any one nominee a number of votes equal to the number of trustees to be elected (four) multiplied by the number of common shares you hold, or you may distribute your votes in any manner among any nominees as you see fit.   If you are a shareholder of record and wish to cumulate your votes, you should indicate in writing how you wish your votes to be distributed among the nominees, either on your proxy card or, if voting at the annual meeting, on your ballot. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you do not provide any instructions on cumulation and check “For All”, each nominee will receive one (1) vote for each of your shares.  If you check “Withhold All”, none of the nominees will receive any votes.  If you check “For All Except”, the nominees that are not identified in the space provided will receive one (1) vote for each of your shares, and your other votes shall be treated as an abstention for the other nominees.  If you return a signed proxy card without indicating how your shares should be voted on a matter, the shares represented by your proxy will be counted towards the quorum requirement, but will be voted as an abstention for all matters, including election of nominees.

Effect of Abstentions and Broker Non-Votes.  If you vote to “abstain” or “withhold” on any proposal, your shares will be counted as present at the meeting for purposes of determining whether we can conduct business. Broker non-votes, if any, will count toward the quorum requirement but will not count as votes cast on any proposal.  If you vote to “abstain” on the proposal to ratify the Trust’s independent auditors, it will have the effect of a vote against that proposal.

Proposal Number 1: Election of Trustees
The following supplements information previously provided under the heading “Proposal Number 1: Election of Trustees.”

As the Trust wrote in its Letter to Shareholders and Notice of Annual Meeting of Shareholders dated April 29, 2011 and included as part of its definitive proxy statement dated April 29, 2011:

Historically, the Trust’s operations have been limited to its existing railroad assets all of which are leased pursuant to a long term lease that has no income growth.  As a result, the Trust faces risks associated with constraints on its revenue while the Trust’s expenses continue to rise, including in particular, its public market compliance costs.  To address this issue, the Trust made the strategic decision in early 2011 to broaden its business plan and acquire new sources of revenue.

As a means of providing working capital to commence its business expansion, the Trust recently completed a rights offering.  The trust is actively pursuing a number of new investments with a focus on infrastructure assets in the United States.  Such investments may include railroad, transportation and energy infrastructure assets that are consistent with the Trust’s public REIT status.  Such acquisitions, if consummated, are intended to create substantial value through growth in funds from operations (FFO) and dividends which should also lead to share price appreciation.

In connection with the broadening of its business, the Trust recently inducted Mr. William S. Susman as a Trustee and has nominated Mr. Susman on this year’s trustee ballot.  Mr. Susman has 20 years of investment banking experience, including significant experience in the railroad industry having advised some of the largest railroad companies including CSX and Norfolk Southern Corporation on M&A and other advisory transactions.  The Trust believes Mr. Susman is an excellent addition to the Board of Trustees and that his advice and guidance will benefit the Trust as it seeks to expand its business.

In addition to the qualifications of Mr. Susman described in the excerpt above, Mr. Susman is currently founder and CEO of William Susman Advisory (“WSA”), a boutique investment advisory firm.  Prior to founding WSA, Mr. Susman was President of Financo, where he worked from 2004 – 2011.  Financo is an investment bank focused on retail and consumer goods.

Mr. Lesser’s 20+ years of experience as a real-estate investor and his experience as a director with other successful REITs will be beneficial to the Trust.

Mr. Wenger’s many years of experience at Ernst & Young LLP provide significant financial expertise and leadership oversight in his role as the Audit Committee’s Chairperson.

Mr. Haynes’ experience and contacts in real-estate and private equity are beneficial for the Trust. Mr. Haynes is currently employed by the Rockefeller Group Investment Management Corp. (“RGIM”) as a senior associate.  Mr. Haynes joined RGIM in 2010 and is responsible for financial analysis, RGI’s corporate acquisitions initiatives, and institutional fundraising.  Mr. Haynes began his career at Lehman Brothers in 2007 after graduating from Brown University in 2007.

In summary, the individuals that have been nominated by the Trust have experience and skills in, and industry contacts relevant to, providing leadership to real-estate investment trusts (REITs), sourcing and structuring investments and investing capital.  The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES AS TRUSTEES OF THE TRUST

Proposal Number 2: Ratification of Independent Auditors
The following supplements information previously provided under the heading “Proposal Number 2: Ratification of Independent Auditors.”

In March 2011, the Audit Committee reviewed with Gibbons & Kawash, A.C., a member of the BDO Seidman Alliance, their independence with respect to the Trust and considered their experience and determined that Gibbons & Kawash, A.C. has the required independence and experience to perform the audit of the Trust for calendar year 2011.

Other than fees related to the audit and review of the Trust’s financial statements, there were no other payments made by Trust to Gibbons & Kawash, A.C. during fiscal years 2009 and 2010, including no payments as defined under Item 9(e)(2), 9(e)(3) or 9(e)(4) of Schedule 14A.

THE BOARD OF TRUSTEES RECOMMENDS RATIFICATION OF GIBBONS & KAWASH
A.C. AS THE TRUST'S INDEPENDENT ACCOUNTING FIRM

Remuneration
The following supplements information previously provided under the heading “Remuneration.”

Trustee Remuneration During 2010

Trustee Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David H. Lesser	$2,400	$-	$-	$-	$-	$-	$2,400
Virgil E. Wenger	$2,400	$-	$-	$-	$-	$-	$2,400
Patrick R. Haynes, III	$2,400	$-	$-	$-	$-	$-	$1,800
Herbert E. Jones, III	$2,400	$-	$-	$-	$-	$-	$2,400
Larry R. Parsons	$2,400	$-	$-	$-	$-	$-	$2,400

(1) Each trustee is paid a quarterly trustee fee of $600 / month.  Other than such quarterly trustee fee, there are currently no other compensation arrangements with any trustee.
(2) The Trust did not nominate Mr. Parsons or Mr. Jones as nominees on this year’s ballot.
(3) Mr. Jones resigned his position as Trustee effective February 3, 2011.

Officer Remuneration During 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Herbert E. Jones, III, President	2010	$-	$-	$-	$-
Herbert E. Jones, III, President	2009	$-	$-	$-	$-
Robert R. McCoy, Secretary-Treasurer	2010	$12,000	$-	$18,000	$30,000
Robert R. McCoy, Secretary-Treasurer	2009	$12,000	$-	$18,000	$30,000

(1)	Mr. Jones resigned as President on February 3, 2011.
(2)
Mr. McCoy was paid $3,000 for accounting and book-keeping services and an entity affiliated with Robert McCoy was paid $4,500 for rent, both on a quarterly basis.  Mr. McCoy resigned from the Trust on March 31, 2011.

(3)	There are no other material terms or other factors necessary to an understanding of the information disclosed above.

Other than the individuals listed above, no other persons covered by Rule 402(m)(2) or any other employee or officer received compensation from the Trust.  The Trust does not currently have any bonus, equity pension, profit-sharing or deferred compensation plans.

Related Party Transactions
The following supplements information previously provided under the heading “Related Party Transactions.”

During the Trust’s 2010 fiscal year, there were no related party transactions other than the quarterly trustee fees disclosed under “Remuneration.”

On February 15, 2011, the Trust announced a rights offering to its shareholders.  An affiliate of David H. Lesser served as standby purchaser for the rights offering. The Trust disclosed the standby arrangements on its Form S-3 and Form S-3/A filed with the SEC on February 15, 2011 and February 25, 2011, respectively.  The Trust provides an excerpt from those filings below:

We have entered into a standby purchase agreement with an affiliate and/or a newly formed affiliate of David Lesser, our Chairman, pursuant to which such standby investor has agreed to purchase up to 113,250 common shares. PW shall only sell to the standby investor the portion of the 113,250 common shares that are not purchased by our shareholders through the exercise of their subscription rights. The standby purchase commitments are subject to certain conditions as set forth in such standby purchase agreement. The price per share paid by any standby investor for such common shares will be equal to the subscription price paid by our shareholders in the rights offering.

Beginning April 1, 2011, Mr. Lesser has provided the Trust with office space at no cost through a wholly owned subsidiary of his wholly owned affiliate, Hudson Bay Partners, LP. There is no understanding or agreement with the Trust to compensate Mr. Lesser or the subsidiary, currently or in the future, for office space provided to the Trust.  Previously, the Trust paid $4,500 per quarter for office space.

Compliance with Section 16 of the Exchange Act

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Trust’s officers and trustees and persons who own more than 10% of a registered class of the Trust’s equity securities to file reports of ownership and changes in their ownership with the SEC. Our Secretary acts as a compliance officer for such filings of the Trust’s officers and trustees, and prepares reports for such persons based on information supplied by them. Based solely on our Secretary's review of such information provided by officers and trustees, we believe that for the period from January 1, 2010, through December 31, 2010, our officers and trustees were in compliance with all applicable Section 16 filing requirements, except for immaterial misstatements that were corrected in subsequent filings pursuant to Section 16 filing requirements.

Shareholder Proposals
The following replaces in its entirety, the section titled “Shareholder Proposals”, as previously provided.

To include a proposal in our proxy statement for the next Annual Meeting of shareholders, your proposal must be received by the Trust no later than December 30, 2011, and must satisfy the conditions established by the SEC, including in Rule 14a-5(e)(1) of the Securities Exchange Act of 1934, as amended. Written notice of proposals of shareholders to be considered at the next Annual Meeting without inclusion in next year’s proxy statement must be received on or before March 15, 2012. If a notice is received after March 15, 2012, the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposals, even though such proposals are not discussed in the Trust’s proxy statement. Proposals should be addressed to: David H. Lesser, CEO and Chairman, Pittsburgh & West Virginia Railroad, c/o Richard Baumann, Morrison & Cohen LLP, 909 Third Avenue, New York, NY 10022, and sent by certified mail, return receipt requested.

Other Matters
The following supplements information previously provided under the heading “Other Matters.”

Nominating Committee

In 2010, the Board of Trustees established a nominating committee meeting consisting of David Lesser and Virgil Wenger.  The nominating committee does not have a charter or a written policy with regards to consideration of trustee candidates recommended by security holders.  The Board of Trustees believes that the Trust has historically not needed such a policy, but it shall continue to review the need for such a policy from time to time in light of the Trust’s changing business needs.  The nominating committee believes that trustee nominees should have relevant business experience in investment management, REITs, investment banking and transaction structuring, or other skills and experiences that can assist the Trust in implementing its business plans.  The nominating committee recommended William S. Susman for inclusion in this year’s nominee ballot because of Mr. Susman’s extensive investment banking experience in the transportation industry, having served as an advisor to some of the largest railroad companies in the U.S.

Compensation Committee

The Board of Trustees does not have a standing compensation committee. The Board of Trustees believes that the Trust has historically not needed a compensation committee due to the Trust having no full-time employees, trustee fees currently being fixed at $600 per quarter and no additional compensation for the Chief Executive Officer of the Trust being paid at this time.  The trustee fees have been determined taking into account the limited business activity of the Trust. The Board of Trustees shall continue to review the need for a compensation committee from time to time in light of the Trust’s changing business needs.

Board Leadership, Risk Oversight

The Board’s Chairman is also the Trust’s CEO.  The Trust does not currently have a lead independent director. The Trust’s Executive Committee provides risk oversight of the Trust’s operations through its regular meetings.  The Board of Trustees shall review the need for any changes to these arrangements from time to time in light of the Trust’s changing business needs.

Shareholder Communications

Shareholders may send communications to the Board of Trustees or an individual trustee, by sending their communications in writing to Pittsburgh & West Virginia Railroad, c/o Richard Baumann, Morrison & Cohen LLP, 909 Third Avenue, New York, NY 10022.  All such communication will be forwarded to the respective trustee or trustees for whom such communication was intended.

The Trust has filed its current Annual Report on Form 10-K with the Securities and Exchange Commission (SEC), and such Annual Report is available from the SEC’s website.  If desired, a copy is available to shareholders, without charge, upon written request to the Secretary-Treasurer of the Trust at 55 Edison Avenue, West Babylon, NY 11704.

/s/ David H. Lesser
CEO and Chairman of the
Board of Trustees

Dated:  May 23, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date, Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PITTSBURGH & WEST VIRGINIA RAILROAD 55 Edison Avenue West Babylon, NY 11704
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company In mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees Recommends you vote FOR Proposals 1 and 2	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	┐
	☐	☐	☐

1. Election of Trustees
Nominees
01. David H. Lesser	02. Virgil E. Wenger	03. Patrick R. Haynes, III	04. William S. Susman

	For	Against	Abstain
2. Ratification of Appointment of Gibbons & Kawash, A.C., the Trust’s independent public accounting firm	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date